EXHIBIT 99.1

INTEGRATED SECURITY SYSTEMS, INC.

ANNOUNCES

CHANGE IN CHAIRMAN AND CEO

Carrollton, Texas – March 28, 2011 – Integrated Security Systems, Inc. (OTCBB:IZZI) today announced that Mr. Brooks Sherman is resigning as Chairman and Chief Executive Officer effective March 31, 2011.  Mr. Russell Cleveland, will assume the responsibilities of Chairman and Chief Executive Officer at that time.  Mr. Cleveland currently serves on the Board of Directors of Integrated Security Systems, Inc. and represents the entities owning a majority share of outstanding common stock of the Company.

As previously announced, the Company sold substantially all of the assets of its operating units on January 31, 2011.  The Company is no longer conducting any business, but is actively seeking a merger, acquisition or similar business combination with another company to again be engaged in an active business.

Mr. Cleveland stated “I will be serving as temporary Chairman and CEO until a merger candidate emerges and a transaction is completed.  I thank Mr. Sherman for his service to the Company including the sale of its operations earlier this year, and wish him the best for the future”.

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